Exhibit 99.2

Exact Sciences Prices Public Offering of Common Stock

For Immediate Release

Madison, Wis., August 8th, 2012 — Exact Sciences Corp. (Nasdaq: EXAS) today announced the pricing of an underwritten public offering of 5,500,000 shares of its common stock at a price to the public of $9.75 per share.  The net proceeds to Exact from this offering are expected to be approximately $50.2 million, after deducting underwriting discounts and commissions and other estimated offering expenses.  The offering is expected to close on or about August 13, 2012, subject to customary closing conditions.

Jefferies & Company, Inc. and Robert W. Baird & Co. Incorporated are acting as joint book-running managers in the offering.  William Blair & Company, L.L.C. and JMP Securities LLC are acting as co-managers for the offering.  Exact has granted the underwriters a 30-day option to purchase up to an aggregate of 825,000 additional shares of common stock.  Exact anticipates using the net proceeds from the offering for general corporate and working capital purposes, including for product development and in furtherance of the company’s efforts to obtain FDA approval of its sDNA colorectal cancer screening product and product commercialization activities.

The securities described above are being offered by Exact pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”).  A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov.  Copies of the final prospectus supplement relating to these securities, when available, may be obtained from the offices of Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, and at Prospectus_Department@Jefferies.com.  This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Exact Sciences

Exact Sciences Corp. is a molecular diagnostics company focused on colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this news release may address the following subjects among others: statements regarding the anticipated closing of the offering, the sufficiency of our capital resources, expected operating losses, anticipated results and timing of our pivotal clinical trial, expected license fee revenues, expected research and development expenses, expected general and administrative expenses and our expectations concerning our business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Contact:

Rod Hise

The Luminis Group, Ltd. for Exact Sciences Corp.

608-807-4607